EXHIBIT 10.8

NATIONAL MERCANTILE BANCORP

Non-Qualified Stock Option Granted Under 1994

Stock Option Plan

Option granted on                      (hereinafter called the “Date of Grant”) by National Mercantile Bancorp (a California corporation hereinafter called the “Company”) to                                  (hereinafter called the “Optionee”):

shares at $                     per share

1. GRANT OF OPTION. The Company grants to the Optionee an option to purchase on the terms and conditions hereinafter set forth, the number of shares (hereinafter called “Option Shares”) of the Company’s Common Stock, no par value, set forth above at the option price specified above. This option is intended to be a Non-Qualified Stock Option and is not intended to be an Incentive Stock Option as that term is defined within the meaning of Section 422 of the Internal Revenue Code of 1986, as from time to time amended.

2. PERIOD OF OPTION AND CERTAIN LIMITATIONS ON RIGHT TO EXERCISE. This Option will expire at 4 p.m., Pacific Standard time, on the earlier of the Optionee’s normal retirement date or the day next preceding the tenth anniversary of the Date of Grant (such day of expiration being hereinafter called the “Expiration Date”), except that (a) if the Optionee ceases, on or before the Expiration Date, for any reason other than death, to be an Employee, this Option shall expire as provided in Section 5 below, and (b) if the Optionee dies on or before the Expiration Date, this Option shall expire as provided in Section 6 below. The term “Employee” as used in this Option means an officer or other employee of the Company or any subsidiary (including an officer who is also a director of the Company or any subsidiary). For all purposes of this Option an Optionee’s normal retirement date shall be deemed to be the first day of the calendar month next following his sixty-fifth birthday or, if different, the normal retirement date as defined in any retirement plan for salaried employees which the Company now has or may hereafter put into effect.

The Optionee shall not be entitled to exercise this Option as to any of the Option Shares prior to the first anniversary of the Date of Grant. On and after such anniversary, subject to the further provisions of this Section 2 and to Sections 5 and 6 below, the right to exercise this Option shall be determined as follows:

shares on and after

shares on and after

shares on and after

shares on and after

If this Option is exercisable in installments, the right to purchase the shares comprised in each installment shall be cumulative; i.e., once such right has become exercisable it may be exercised in whole at any time or in part from time to time until the Expiration Date (subject to the provisions hereof), except that not less than one hundred shares may be purchased at any time unless the number of shares then purchasable hereunder shall be less than one hundred.

Except as provided in Sections 5 and 6 below, none of the Option Shares may be purchased hereunder unless the Optionee, at the time he exercises this Option, is an Employee and has continuously been an Employee since the date hereof. A leave of absence approved in writing by the Board of Directors of the Company (“Board”), or a designated officer appointed by the Board, shall not be deemed a termination of employment for any purpose of this Option.

3. METHOD OF EXERCISE OF OPTION. This Option shall be exercised in and only in the following manner: the Optionee shall give notice to the Company, in a form satisfactory to the Company, specifying the number of Option Shares which he then elects to purchase, accompanied by payment, in cash or by check payable to the order of the Company, or in shares of the Company’s Common Stock, no par value, duly endorsed to the order of the Company, of the full option price of the shares being purchased.

4. NON-TRANSFERABILITY OF OPTION. This Option shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution, and it shall be exercisable, during the lifetime of the Optionee only by him (or by his guardian or legal representative).

5. TERMINATION OF EMPLOYMENT. If the Optionee ceases, on or before the Expiration Date, to be an Employee of the Company or any of its subsidiaries, for any reason other than death, permanent disability or for cause (a) he may, but only within the period of thirty days next succeeding such cessation and in no event after the Expiration Date, exercise this Option if and to the extent that he was entitled to exercise it at the date of such cessation, and (b) such Option shall expire (except as provided in Section 6 below) at 4 p.m., Pacific Standard time, or whichever is the earlier of (i) the last day of the aforesaid thirty day period or (ii) the Expiration Date.

Notwithstanding the foregoing provisions of this Section 5, if the Optionee terminates employment prior to retirement by reason of permanent disability (as defined in the Plan) (a) he may exercise this Option on, or any time within the period of twelve months next succeeding, the date of such permanent disability (but in no event after the Expiration Date) as to any or all shares purchasable on such permanent disability termination date (i.e., those comprised in all installments which shall have become exercisable on or prior to such date, to the extent not already exercised), and (b) such Option shall expire (except as provided in Section 6 below) at 4 p.m., Pacific Standard time, or whichever is the earlier of (i) the last day of the aforesaid twelve months period or (ii) the Expiration Date.

This Option confers no right upon the Optionee with respect to the continuation of his employment with the Company or any of its subsidiaries, and shall not interfere with the right of the Company or its subsidiaries, or of the Optionee, to terminate his employment at any time.

If the Optionee’s option has expired by reason of termination for cause, the Board may, in its sole discretion, within thirty days of such termination, reinstate the Option to the Optionee by written notice of such reinstatement to the Optionee at his last known address. In the event of such reinstatement, the Optionee may exercise the option only to such extent, for such time, and upon such terms and conditions as if he had ceased to be employed by the Company or such affiliate upon the date of such termination for a reason other than for cause, death or permanent disability.

6. DEATH OF OPTIONEE. If the Optionee dies on or before the Expiration Date and either while he is an Employee or within thirty days after ceasing to be an Employee, (a) this Option shall be exercisable within, but only within, the twelve months period next succeeding such death and in no event after the Expiration Date, and then only if and to the extent that the Optionee was entitled to exercise it at the date of his death (i.e., with respect to the shares comprised in all installments which shall have become exercisable on or prior to such date, to the extent not already exercised), and (b) this Option shall expire at 4 p.m. Pacific Standard time, or whichever is the earlier of (i) the first anniversary of the Optionee’s death or (ii) the Expiration Date.

7. ADJUSTMENTS UPON THE OCCURRENCE OF CERTAIN EVENTS. The following provisions shall apply on the occurrence of the indicated events:

(a) In case the Company shall hereafter declare or pay to the holders of its Common Stock a dividend or dividends in stock of the Company, the Optionee, upon any exercise of this Option, shall be entitled to receive (in addition to the Option Shares purchased upon such exercise and without any payment other than the option price for such shares) such additional share or shares of stock as the Optionee would have received as such dividend or dividends if, from the date of the granting of this Option, he had been the holder of record of the Option Shares so purchased and had not, prior to the date of such exercise, disposed of any of such Option Shares or any shares which he would have received as a stock dividend or dividends stemming from such holding of such Option Shares.

(b) In case of any reorganization or recapitalization of the Company (by reclassification of its outstanding Common Stock or otherwise), or its consolidation or merger with or into another corporation, or the sale, conveyance, lease or other transfer by the Company of all or substantially all of its property, pursuant to any of which events the then outstanding shares of the Company’s Common Stock are split up or combined, or are changed into or become exchangeable for other shares of stock or property, the Optionee, upon any exercise of this Option, shall be entitled to receive, in lieu of the Option Shares which he would otherwise be entitled to receive upon such exercise and without any payment in addition to the option price therefor, the shares of stock or property which the Optionee would have received upon such reorganization, recapitalization, consolidation, merger, sale or other transfer, if immediately prior thereto he had owned the Option Shares to which such exercise of the Option relates and had exchanged such Option Shares in accordance with the terms of such reorganization, recapitalization, consolidation, merger, sale or other transfer. In case any such reorganization, recapitalization, consolidation, merger, sale or other transfer is preceded by (i) a stock dividend or dividends of the type for which adjustment is provided in paragraph (a) of this Section 7, or (ii) a reorganization, recapitalization, consolidation, merger, sale or other transfer of the character referred to in the next preceding sentence, the term “Option Shares”, as used in the next preceding sentence, shall be deemed to include or refer to the stock or other property which the Optionee would, upon exercise of this Option, be entitled to receive in addition to or in lieu of the Option Shares as a result of such preceding stock dividend, reorganization, recapitalization, consolidation, merger, sale or other transfer.

(c) In case of any distribution by the Company of rights to stockholders, the issuance of stock options to persons other than Employees, the issuance by the Company of securities convertible into the Company’s Common Stock or into shares of any stock or security into which such Common Stock shall have been changed or for which it shall have been exchanged, or any other change in the capital structure of the Company (other than as specified above in this Section 7) which, in the judgment of the Company, would effect a dilution of the Optionee’s rights hereunder, the Company may make such adjustment, if any, as it shall deem appropriate in the number or kind or option price of shares then purchasable under this Option, and such adjustment shall be effective and binding for all purposes of this Option.

(d) Optionees will receive prior notice of any pending dissolution or liquidation of the Company, or reorganization, merger or consolidation where the Company is not the surviving corporation or sale of substantially all of the assets of the Company, or other form of corporate reorganization in which the Company is not a surviving entity (“Terminating Event”). Optionees have thirty (30) days from the date of mailing of such notices to exercise any option in full. After such thirty (30) days, any option not exercised shall terminate and upon the happening of the Terminating Event, the Plan shall terminate, unless some other provisions are made in connection with the Terminating Event.

No adjustment provided for in this Section 7 shall require the Company to sell a fractional share under this Option.

8. DELIVERY OF STOCK CERTIFICATES. Upon each exercise of this Option, the Company, as promptly as practicable, shall mail or deliver to the Optionee a stock certificate or certificates representing the shares then purchased, and will pay all stamp taxes payable in connection therewith. The issuance of such shares and delivery of the certificate or certificates therefor shall, however, be subject to any delay necessary to complete (a) the listing of such shares on any stock exchange upon which shares of the same class are then listed, (b) such registration or other qualification of such shares under any state or federal law, rule, or regulation as the Company may determine to be necessary or advisable, and (c) the making of provision for the payment or withholding of any taxes required to be withheld pursuant to any applicable law, in respect of the exercise of this Option or the receipt of such shares.

9. NOTICES, ETC. Any notice hereunder by the Optionee shall be given to the Company in writing and such notice and any payment by the Optionee hereunder shall be deemed duly given or made only upon receipt thereof at the Company’s office at 1840 Century Park East, Los Angeles, California 90067, or at such other address as the Company may designate by notice to the Optionee.

3